Cautionary Statement This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of our executive officers, the words or phrases like "expects," "anticipates," "believes, " "intends," "likely will result," "estimates," "projects" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the "Risk Factors" section of our SEC filings, as listed below. In making these statements, Humana is not undertaking to address or update these statements in future filings or communications regarding its business or results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. There also may be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements. Humana advises investors to read the following documents as filed by the company with the SEC: – Form 10-K for the year ended December 31, 2018; – Form 10-Q for the quarter ended March 31, 2019, June 30, 2019, September 30, 2019; and – Form 8-Ks filed during 2019 and 2020 Investors are also advised to read Humana’s 4Q19 earnings press release dated February 5, 2020 which is available via the Investor Relations page of Humana’s web site, humana.com. 0 1

Non-GAAP Financial Measures This slide presentation includes financial measures which are not in accordance with Generally Accepted Accounting Principles (GAAP). Humana has included these non-GAAP financial measures since management believes these measures, when presented in conjunction with the comparable GAAP measure, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as an indicator of business performance, as well as for operational planning and decision-making purposes. These non-GAAP measures should be considered in addition to, but not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP. Refer to slide 4 within this deck for a reconciliation of Adjusted (non-GAAP) measures to GAAP. 2 1

Diluted Earnings per Common Share (EPS) – 2019 Adjusted EPS to 2020E Adjusted EPS HCS Group & 2 Specialty Retail 3 Retail 2 Share Outperformance 2 Other/ Repurchases 4 5 Invested in 2020 Corporate MA Benefits 1 Non- ~ Deductible Health Insurance Fee – Tax Impact 2019 2020E Adjusted EPS Adjusted EPS 1. Net Retail segment outperformance of $0.70 in the first half of 2019 reinvested in MA benefits for 2020 (based on the midpoint of original FY 2019 Retail segment earnings guidance published in the company’s 4Q18 earnings release dated 2/6/19 versus the midpoint of the FY 2019 guidance published in the company’s 2Q19 earnings release dated 7/31/19). 2. Amount represents the year-over-year change in Segment Earnings (or Adjusted EBITDA for Healthcare Services, including the impact of the company’s 40% minority interest in Kindred at Home), tax effected at our marginal tax rate of approximately 23% and utilizing the FY 2019 weighted average diluted share count. 3. Primarily Healthcare Services EBITDA to pretax adjustments for both Humana and the company’s 40% minority interest in Kindred at Home, investment income, interest expense and other tax related items. 4. Represents the change in average weighted share count in 2019 and 2020, primarily driven by share repurchases. 5. Amount represents the midpoint of the FY 2020 Adjusted EPS guidance range as published in the company’s 4Q19 earnings release dated 2/5/2020 2 3

Reconciliations of GAAP to non-GAAP financial measures Diluted earnings per common share (EPS) 2019 2020E Generally Accepted Accounting Principles (GAAP) $20.10 $17.76 to $18.26 Adjustments (described below) (2.23) ~0.49 Adjusted (non-GAAP) $17.87 $18.25 – $18.75 2019 Adjusted results exclude the following: • Amortization expense for identifiable intangibles of approximately $70 million pretax income, or $0.40 per diluted common share • Put/call valuation adjustments of approximately $506 million, or $2.89 per diluted common share • Expense associated with involuntary workforce reduction of approximately $47 million pretax, or $0.26 per diluted common share 2020E Adjusted EPS projections exclude the following: • Amortization expense for identifiable intangibles of approximately $0.49 per diluted common share. • FY20 GAAP EPS guidance excludes the impact of future value changes of put/call options related to the company's minority interest in certain investments. The future value change of these put/call options cannot be estimated. 3 4